EXHIBIT 99.1

Cinedigm Announces Fourth Quarter And Full Year Fiscal 2014 Financial Results

Fourth quarter revenues increase 61% and full year revenues increase 29% from the prior year

LOS ANGELES (June 25, 2014) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the fourth quarter and full year fiscal 2014 which ended March 31, 2014.

Highlights Include:

Fourth Quarter Results:

•	Fourth quarter consolidated revenues increased 61% to $31.7 million from the prior year quarter of $19.6 million
•	Fourth quarter non-deployment revenues (entertainment and services) increased 206% to $20.3 million from the prior year quarter of $6.6 million
•	Fourth quarter consolidated adjusted EBITDA increased 10% to $16.9 million from the prior year quarter of $15.3 million
•	Fourth quarter non-deployment adjusted EBITDA increased 128% to $6.1 million from the prior year quarter of $2.7 million

Full Year Results:

•	Full year consolidated revenues increased 29% to $104.3 million from the prior year.
•	Full year non-deployment revenues (entertainment and services) increased 93% to $55.9 million from the prior year
•	Full year consolidated adjusted EBITDA declined 1% to $55.7 million from $56.4 million in the prior year due to reduced virtual print fee (VPF) deployment revenues outside Cinedigm’s control
•	Full year non-deployment adjusted EBITDA was $9.5 million, increasing 59% from $5.9 million in the prior year
•	Repaid $41.1 million of non-recourse debt from the recurring virtual print fee revenue streams

Other Highlights:

•
During the fourth quarter, Cinedigm successfully completed an underwritten public offering of 11,730,000  shares of Class A common stock, inclusive of the full over-allotment option,  at a price to the public of $2.70 per share

•	Cinedigm launched Docurama in May 2014, subsequent to FY 2014 year end, a direct -to -consumer, over-the-top (OTT) digital channel that is now available on 165 million viewing devices

•	Cinedigm’s second OTT channel, to be called ConTV in a partnership with Wizard World Comic Con, was announced with a launch targeted for Fall, 2014.
•
Last week, Cinedigm announced its third OTT channel via a partnership with The Dove Foundation.  The Dove Movie Channel will be targeted to families and kids seeking high quality faith and family friendly content approved by Dove.  The service is expected to launch in early 2015

•
Subsequent to FY 2014, Cinedigm announced numerous output slate deals, including partnerships with Rapid Eye Films, Viva Pictures and VMI Worldwide, part of a growing sales pipeline that will enhance the Company’s long term results going forward

•	Subsequent to FY 2014, Cinedigm appointed entertainment industry veteran Jeffrey Edell as Chief Financial Officer

“The digital entertainment revolution that Cinedigm has helped facilitate is officially here in full force and I’m pleased that our efforts over the last 3 years have positioned us so well for this moment,” said Chris McGurk, Chairman and CEO.  “Our over 50,000 film and TV episode library, robust distribution infrastructure, deep, long-standing relationships with every digital platform and strengthened capital base have enabled us to aggressively launch our digital networks business.  We are rapidly moving forward, having announced three OTT digital channels and with several more in the pipeline.  We look forward to building the OTT business over the next year while we also continue to aggressively manage our physical and digital distribution business and refill our sales pipeline during this time of industry change.”

“As we look forward into fiscal year 2015, we are utilizing our recent capital raise to grow our content distribution business with accretive new production partnerships and additional libraries that will support our expanding digital networks business,” added Adam Mizel, Chief Operating Officer.  “We also intend to invest aggressively to launch our new OTT channels in the Fall and Winter given the significant strategic opportunity.  We expect much of this new distribution revenue, as well as digital channels revenues, to contribute to growth in the second half of the upcoming fiscal year and beyond.”

 Fourth Quarter Fiscal 2014 Results

Revenues for the fourth quarter were $31.7 million, a 61% increase from $19.6 million in the year ago quarter.  Adjusted EBITDA from continuing operations for the quarter was $16.9 million, in comparison with $15.3 million in the year ago period. Non-deployment revenues for the fourth quarter were $20.3 million, a 206% increase from $6.6 million in the year ago period.  $10.4 million of revenues is attributed to revenues of GVE.  Adjusted EBITDA from non-deployment operations for the quarter was $6.1 million, up from $2.7 million in the year ago period. Growth in non-deployment EBITDA was offset by lower virtual print fees as 30 wide release titles were released in the quarter as compared to 36 in the prior fiscal year.

Full Year Fiscal 2014 Results

Revenues increased $23.2 million or 29% during the fiscal year ended March 31, 2014 resulting from the organic growth in revenues in Content & Entertainment as well as the GVE acquisition, partially offset by decreases in Deployment and Services revenues. Phase 1 and Phase 2 Deployment revenues declined by $3.7 million for the fiscal year ended March 31, 2014 as virtual print fees were reduced due to (i) a reduced releasing calendar as 118 wide titles were released as compared to 135 wide titles in the previous fiscal year, and (ii) constrained booking patterns on many tent-pole and wide studio releases as a crowded release calendar at the peak summer and holiday seasons limited screen space, and (iii) several underperforming blockbuster releases receiving smaller releases than historically common.  The CEG business expanded by $27.3 million, or 170%, year over year, of which $21.3 million is directly attributed to revenues of GVE earned from October 21 through the end of our fiscal year. Organic growth was driven by expansion in distribution fees earned from (i) recent acquisitions of physical and digital distribution rights of home entertainment titles, (ii) expanded fee revenue and monetization of our library of over 52,000 movies and television episodes, and (iii) revenues from theatrical releases that have reached the home entertainment window.

The Company reported Adjusted EBITDA (including its Phase 1 DC and Phase 2 DC subsidiaries) of $55.7 million for the fiscal year ended March 31, 2014, declining 1% from $56.4 million for the fiscal year ended March 31, 2013. The approximately $4.0 million reduction in VPFs and service fees in FY14 which are outside the Company’s influence and which all reduce Adjusted EBITDA offset the growth in CEG EBITDA deriving from the GVE Acquisition and organic growth. Adjusted EBITDA from non-deployment businesses was $9.5 million during the fiscal year ended March 31, 2014, increasing 59% from $5.9 million for the fiscal year ended March 31, 2014.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based expenses and compensation, merger and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents adjusted EBITDA because it believes that adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on June 25, 2014. To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning June 25, 2014 at 5:30 p.m. EDT, through July 1, 2014 at 11:59 p.m. EDT. To access the replay, dial (855) 859-2056 (U.S.) or (404) 537-3406 (International) and use passcode: 62357007.

About Cinedigm

Cinedigm is a leading independent content distributor in the United States, with direct relationships with over 60,000 physical retail storefronts and digital platforms, including Wal-Mart, Target, iTunes, Netflix, and Amazon, as well as the national Video on Demand platform on cable television.  The company’s library of over 52,000 films and TV episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, WWE, NFL, Shout Factory, Hallmark, Jim Henson and more.

Additionally, given Cinedigm’s infrastructure, technology, content and distribution expertise, the company has rapidly become a leader in the quickly evolving over-the-top digital network business.  Cinedigm’s first channel, DOCURAMA, launched in May 2014, and is currently available on over 165 million consumer devices including Roku, Xbox and Samsung, with additional platforms currently being rolled out.  Earlier this year, Cinedigm also announced plans for a Comic Con branded channel, in partnership with WIZARD WORLD, for launch in Q4 2014.  The Company recently announced its third OTT channel via a partnership with The Dove Foundation. DOVE MOVIE CHANNEL will be a digital streaming subscription service targeted to families and kids seeking high quality and family friendly content approved by Dove.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp. www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:

For more information:
Jill Newhouse Calcaterra
Cinedigm
jcalcaterra@cinedigm.com
310/466-5135

CINEDIGM CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	March 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$50,215	$13,448
Accounts receivable, net	56,863	29,384
Inventory	3,164	127
Unbilled revenue, current portion	5,144	7,432
Prepaid and other current assets	8,698	5,964
Note receivable, current portion	112	331
Assets of discontinued operations, net of current liabilities	278	2,279
Total current assets	124,474	58,965
Restricted cash	6,751	6,751
Security deposits	269	218
Property and equipment, net	134,936	170,088
Intangible assets, net	37,639	12,799
Goodwill	25,494	8,542
Deferred costs, net	9,279	8,634
Accounts receivable, long-term	1,397	1,225
Note receivable, net of current portion	99	130
Investment in non-consolidated entity, net	—	1,812
Assets of discontinued operations, net of current portion	5,660	12,295
Total assets	$345,998	$281,459

CINEDIGM CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	March 31,
	2014	2013
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$72,604	$39,777
Current portion of notes payable, non-recourse	33,825	34,447
Current portion of notes payable	19,219	—
Current portion of capital leases	614	132
Current portion of deferred revenue	3,214	1,844
Current portion of contingent consideration for business combination	—	1,500
Total current liabilities	129,476	77,700
Notes payable, non-recourse, net of current portion	164,779	203,462
Notes payable, net of current portion	23,525	—
Capital leases, net of current portion	5,472	4,386
Interest rate derivatives	—	544
Deferred revenue, net of current portion	12,519	10,931
Contingent consideration, net of current portion	—	1,750
Total liabilities	335,771	298,773
Commitments and contingencies
Stockholders’ Equity (Deficit)
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at March 31, 2014 and 2013, respectively. Liquidation preference of $3,648	3,559	3,466
Class A common stock, $0.001 par value per share; 118,759,000 shares authorized; 76,571,972 and 48,396,697 shares issued and 76,520,532 and 48,345,257 shares outstanding at March 31, 2014 and 2013, respectively	76	48
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized; 1,241,000 shares issued and 0 shares outstanding, at March 31, 2014 and 2013, respectively	—	—
Additional paid-in capital	275,519	221,810
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(268,686)	(242,466)
Accumulated other comprehensive loss	(69)	—
Total stockholders’ equity (deficit)	10,227	(17,314)
Total liabilities and stockholders’ equity (deficit)	$345,998	$281,459

CINEDIGM CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)

	For the Fiscal Year Ended March 31,		For the Quarter Ended March 31,
	2014	2013	2014	2013
Revenues	$104,328	$81,092	$31,664	$19,644
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	28,920	8,515	9,362	2,949
Selling, general and administrative	26,333	20,805	7,590	4,529
Provision for doubtful accounts	394	478	167	252
Restructuring, transition and acquisition expenses	1,533	857	(888)	(750)
Depreciation and amortization of property and equipment	37,289	36,359	9,388	9,095
Amortization of intangible assets	3,473	1,538	1,418	438
Total operating expenses	97,942	68,552	27,037	16,513
Income from operations	6,386	12,540	4,627	3,131
Interest income	98	48	71	30
Interest expense	(19,755)	(28,314)	(5,221)	(6,870)
Debt prepayment fees	—	(3,725)	—	(3,725)
Loss on extinguishment of notes payable	—	(7,905)	—	(7,905)
(Loss) income on investment in non-consolidated entity	(1,812)	322	—	(1,018)
Other income, net	444	654	175	159
Change in fair value of interest rate derivatives	679	1,231	(117)	206
Loss from continuing operations before benefit from income taxes	(13,960)	(25,149)	(465)	(15,992)
Benefit from income taxes	—	4,944	—	(75)
Loss from continuing operations	(13,960)	(20,205)	(465)	(16,067)
Loss from discontinued operations	(11,904)	(861)	(2,862)	(472)
Net loss	(25,864)	(21,066)	(3,327)	(16,539)
Preferred stock dividends	(356)	(356)	(89)	(89)
Net loss attributable to common stockholders	$(26,220)	$(21,422)	$(3,416)	$(16,628)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.25)	$(0.43)	$(0.01)	$(0.33)
Loss from discontinued operations	(0.21)	(0.02)	(0.04)	(0.01)
	$(0.46)	$(0.45)	$(0.05)	$(0.34)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	57,084,319	47,517,167	65,416,816	48,320,257

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Fiscal Year Ended March 31,		For the Quarter Ended March 31,
($ in thousands)	2014	2013	2014	2013
Net loss from continuing operations before income taxes	$(13,960)	$(25,149)	$(465)	$(15,992)
Add Back:
Depreciation and amortization of property and equipment	37,289	36,359	9,388	9,095
Amortization of intangible assets	3,473	1,538	1,418	438
Interest expense	19,755	28,314	5,221	6,870
Interest income	(98)	(48)	(71)	(30)
Debt prepayment fees	—	3,725	—	3,725
Loss on extinguishment of notes payable	—	7,905	—	7,905
Loss (income) on investment in non-consolidated entity	1,812	(322)	—	1,018
Other income, net	(444)	(654)	(175)	(159)
Change in fair value of interest rate derivatives	(679)	(1,231)	117	(206)
Stock-based compensation and expenses	2,282	2,044	350	346
Non-recurring transaction expenses	5,023	1,907	1,102	300
Allocated costs attributable to discontinued operations	1,214	1,980	6	1,980
Adjusted EBITDA	$55,667	$56,368	$16,891	$15,290

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	$(36,072)	$(35,920)	$(9,018)	$(9,030)
Amortization of intangible assets	(52)	(53)	(13)	(14)
Income from operations	(10,092)	(14,483)	(1,741)	(3,562)
Intersegment services fees earned	16	24	—	3
Adjusted EBITDA from non-deployment businesses	$9,467	$5,936	$6,119	$2,687